UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported): October 2, 2014

Omagine, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-17264	20-2876380
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

350 Fifth Avenue, 48th Floor, New York, N.Y.	10118
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 563-4141

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

☐      Written communication pursuant to Rule 425 under the Securities Act;

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act;

☐      Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;

☐      Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.

Item 3.02 – Unregistered Sales of Equity Securities

On June 24, 2014, Omagine, Inc. (the “Company”) issued 1,000,000 common stock purchase warrants to an investor, each of which are exercisable for the purchase of one restricted share of the Company’s $0.001 par value common stock (“Common Shares”) at a per share exercise price equal to the greater of: (a) $1.00 per Common Share, or (b) 80% of the closing sale price for a Common Share on the trading day immediately preceding the relevant exercise date (the “Tempest Warrants”). Prior to the date hereof, such investor purchased 240,000 Common Shares by exercising 240,000 Tempest Warrants at $1.40 per share for an aggregate purchase price of $336,000.

On October 2, 2014, such investor purchased an additional 250,000 Common Shares by exercising 250,000 Tempest Warrants at $1.31 per share for an aggregate purchase price of $327,500.

As of the date hereof there are 510,000 Tempest Warrants remaining issued and outstanding. The Tempest Warrants expire on June 23, 2016.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2014

Omagine, Inc.
(Registrant)

By:	/s/ Frank J. Drohan
Frank J. Drohan,
Chairman of the Board,
President and Chief Executive Officer

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